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                                                                   EXHIBIT 23.1
                                                                   ------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, in the Registration Statement (Form S-3, No. 333-99559) and related Prospectus of Electric Fuel Corporation for the registration of 453,638 shares of its Common Stock and to the incorporation by reference therein of our report with respect to the consolidated financial statements of Electric Fuel Corporation included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                               /S/    KOST FORER AND GABBAY
                                             -----------------------------------
                                                       Kost Forer & Gabbay
                                                A Member of Ernst & Young Global


Tel-Aviv, Israel
May 8, 2003


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